AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made the 27th day of October, 2017, by and between Oppenheimer ETF Trust (hereinafter referred to as the "Trust"), and OFI Advisors, LLC (hereinafter referred to as "OFI").

      WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"), and OFI is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940, as amended;

      WHEREAS, each fund listed in Schedule A hereof (each, a "Fund") is a series of the Trust having a separate portfolio, investment policies and investment restrictions;

      WHEREAS, the Trust and OFI entered into an Investment
Advisory Agreement effective as of December 2, 2015, restated effective October 11, 2016, restated effective October 28, 2016, restated effective February 17, 2017 and further restated effective September 30, 2017 (the "Agreement");

      WHEREAS, OFI serves as investment adviser to each Fund pursuant to the Agreement, effective as to each Fund as of the date specified in Schedule A; and

      WHEREAS, the parties wish to amend and restate such Agreement as provided herein:

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1. General Provision.

      a. The Trust hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. OFI shall, in all matters, give to the Fund and the Trust's Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to: (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Trust; (v) the fundamental policies and investment restrictions of the Fund as reflected in the Trust's registration statement under the Investment Company Act; and
(vi) the Prospectus and Statement of Additional Information of the Trust in effect from time to time. The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the trustees and officers of the Trust with respect to any matters dealing with the business and affairs of the Trust including the valuation of any of the Fund's portfolio securities which do not have readily available market quotations.

2. Investment Management.

      a. OFI shall, subject to the direction and control by the Trust's Board of Trustees: (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and
(iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

     b. Provided that the Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph 7 hereof, OFI may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     c. To the extent permitted by applicable law, OFI may, from time to time in its sole discretion, appoint one or more sub-advisers, including, without limitation, affiliates of OFI, to perform investment advisory services with respect to the Fund and may, in its sole discretion, terminate any or all such sub-advisers at any time to the extent permitted by applicable law.

     d. Provided that nothing herein shall be deemed to protect OFI from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     e. Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict OFI or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940.

3. Other Duties of OFI.

OFI shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including (i) the compilation and maintenance of such records with respect to its operations as may reasonably be required; (ii) the preparation and filing of such reports with respect thereto as shall be required by the Commission; (iii) the composition of periodic reports with respect to its operations for shareholders of the Fund; (iv) the composition of proxy materials for meetings of the Fund's shareholders, and (v) the composition of such registration statements as may be required by Federal securities laws for continuous public sale of shares of the Fund. OFI shall, at its own cost and expense, also provide the Trust with adequate office space, facilities and equipment.

4. Allocation of Expenses.

During the term of this Agreement, OFI shall pay all of the expenses of the Fund, except for (i) the fee payment under this Agreement, (ii) distribution fees or expenses under the Fund's 12b-1 plan (if any), (iii) interest expenses, (iv) taxes, (v) acquired fund fees and expenses, (vi) brokers' commissions and any other portfolio transaction-related expenses and fees arising out of transactions effected on behalf of the Fund,
(vii) credit facility fees and expenses, including interest expenses and (viii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business. For the avoidance of doubt, OFI's payment of such expenses may be accomplished through the Fund's payment of such expenses and a corresponding reduction in the fee payable to OFI pursuant to Paragraph 5 hereof; provided, however, that if the amount of expenses paid by the Fund exceeds the fee payable to OFI pursuant to Paragraph 5 hereof, OFI will reimburse the Fund for such excess amount.
      Any officers or employees of OFI or any entity controlling, controlled by or under common control with OFI, who may also serve as officers, trustees or employees of the Trust shall not receive any compensation from the Trust for their services. The expenses with respect to any two or more series of the Trust shall be allocated in proportion to the net assets of the respective series except where allocations of direct expenses can be made.

5. Compensation of OFI.

      The Trust agrees to pay OFI on behalf of the Fund and OFI agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee payable monthly and calculated on the daily net assets of the Fund at an annual rate as noted in Schedule A of this Agreement.


6. Use of Name "Oppenheimer."

      OFI hereby grants to the Trust a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Trust and the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by OFI, in which event the Trust shall promptly take whatever action may be necessary to change its name and the name of the Fund and discontinue any further use of the name "Oppenheimer" in the name of the Trust or the Fund or otherwise. The name "Oppenheimer" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7. Portfolio Transactions and Brokerage.

      a. OFI is authorized, in arranging the Fund's portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including "affiliated" broker-dealers (as that term is defined in the Investment Company Act) (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by OFI of its investment management functions.

 b. OFI shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      c. OFI shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of
1934) for the Fund and/or other accounts for which OFI or its affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of
1934) and to cause the Trust to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OFI and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, OFI will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, OFI shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Trust over a representative period selected by the Trust's trustees were reasonable in relation to the benefits to the Fund.

     d. OFI shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees of the Trust and the provisions of this paragraph 7.

      e. The Trust recognizes that an affiliated broker-dealer:
(i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Trust; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

8. Duration.

      This Agreement, with respect to each Fund (including any series of the Trust added to this Agreement by execution of an amended Schedule A), will take effect on the date set forth next to that Fund's name in Schedule A. Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement, with respect to each Fund, shall remain in effect until two years from the effective date specified in Schedule A, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Trust's Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9. Termination.

      This Agreement may be terminated: (i) by OFI at any time without penalty upon giving the Trust sixty days' written notice (which notice may be waived by the Trust); or (ii) by the Trust at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of the trustees of the Trust then in office or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund.

10. Assignment or Amendment.

      This Agreement may not be amended without the affirmative vote of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purposes of voting on such approval and, where required by the Investment Company Act, by a vote or written consent of a "majority" of the outstanding voting securities of the Trust, and shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

11. Disclaimer of Trustee or Shareholder Liability.

      OFI understands and agrees that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust or Fund personally, but bind only the Trust and the Trust's property. OFI represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming Trustee or shareholder liability for acts or obligations of the Trust.


12. Definitions.

      The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.



Oppenheimer ETF Trust, for the Funds
listed in Schedule A hereof


By:    /s/ Brian S. Petersen___
Name:  Brian S. Petersen
Title: Treasurer



OFI Advisors, LLC


By:    /s/ Sharon French___ _
Name:  Sharon French
Title: Executive Vice President





Schedule A


Funds, Effective Date and Compensation to OFI

The fee payable by the Trust on behalf of each Fund shall be calculated on the daily net assets of each Fund at an annual rate as noted below:


THE INFORMATION DISPLAYED IN THE FOLLOWING ORDER:

FUND:
EFFECTIVE DATE:
COMPENSATION:



Oppenheimer Large Cap Revenue ETF
September 30, 2017*
0.39%


Oppenheimer Mid Cap Revenue ETF
September 30, 2017*
0.39%


Oppenheimer Small Cap Revenue ETF
September 30, 2017*
0.39%


Oppenheimer Consumer Discretionary Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Consumer Staples Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Energy Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Financials Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Health Care Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Industrials Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Information Technology Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Materials Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Utilities Sector Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Ultra Dividend Revenue ETF
September 30, 2017*
0.39%


Oppenheimer Emerging Markets Revenue ETF
September 30, 2017*
0.46%


Oppenheimer ESG Revenue ETF
September 30, 2017*
0.40%


Oppenheimer Global ESG Revenue ETF
September 30, 2017*
0.45%


Oppenheimer Global Revenue ETF
September 30, 2017*
0.43%


Oppenheimer International Revenue ETF
September 30, 2017*
0.42%


Oppenheimer Russell 1000 Dynamic Multifactor ETF
October 3, 2017
0.29%


Oppenheimer Russell 2000 Dynamic Multifactor ETF
October 3, 2017
0.39%


Oppenheimer Russell 1000 Momentum Factor ETF
October 3, 2017
0.19%


Oppenheimer Russell 1000 Value Factor ETF
October 3, 2017
0.19%


Oppenheimer Russell 1000 Low Volatility Factor ETF
October 3, 2017
0.19%


Oppenheimer Russell 1000 Size Factor ETF
October 3, 2017
0.19%


Oppenheimer Russell 1000 Quality Factor ETF
October 3, 2017
0.19%


Oppenheimer Russell 1000 Yield Factor ETF
October 3, 2017
0.19%




*Each Fund had an earlier effective date under the prior version of this Agreement and for purposes of the duration provision in clause 8, these Funds are subject to annual continuance prior to August 31, 2018 and from year to year thereafter.